UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

ONYX ACQUISITION CO. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41003	98-1584432
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No. 10011)

104 5th Avenue New York, New York	10011
(Address of principal executive officers)	(Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ONYXU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	ONYX	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ONYXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Board of Directors (the “Board”) of Onyx Acquisition Co. I (the “Company”) appointed Adrian Neuhauser to serve as a Class III director. The Board has determined that Mr. Neuhauser is an independent director under applicable Securities and Exchange Commission and Nasdaq Global Market rules.

On December 19, 2022, Mr. Neuhauser entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify him against certain claims that may arise in connection with his service as a director of the Company. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, initially filed with the SEC on October 7, 2021, as amended, which is incorporated herein by reference.

The Company will reimburse Mr. Neuhauser for reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Other than the foregoing, Mr. Neuhauser is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2022	ONYX ACQUISITION CO. I

	By:	/s/ Michael Stern
	Name:	Michael Stern
	Title:	Director, Chairman and Chief Executive Officer

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